Exhibit 99.1

PRESS RELEASE

FTAI Aviation Ltd. Reports First Quarter 2025 Results, Declares Dividend of $0.30 per Ordinary Share

NEW YORK, April 30, 2025 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the first quarter 2025. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q1’25
Net Income Attributable to Shareholders	$89,944
Basic Earnings per Ordinary Share	$0.88
Diluted Earnings per Ordinary Share	$0.87
Adjusted EBITDA(1)	$268,558

          (1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

First Quarter 2025 Dividends

On April 30, 2025, the Company’s Board of Directors (the “Board”) declared a cash dividend on our ordinary shares of $0.30 per share for the quarter ended March 31, 2025, payable on May 23, 2025 to the holders of record on May 16, 2025.

Additionally, on April 30, 2025, the Board declared cash dividends on its Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.51563 and $0.59375 per share, respectively, for the quarter ended March 31, 2025, payable on May 19, 2025 to the holders of record on May 12, 2025.

Business Highlights

•	Net Income Attributable to Shareholders of $89.9 million.
•	Generated $131 million of Aerospace Products Adjusted EBITDA(1) at a margin of 36%.
•	FTAI’s Module Factory now has over 100 customers worldwide.
•	98 aircraft owned or under letters of intent to be acquired by FTAI’s inaugural Strategic Capital Initiative 2025 partnership as of March 31, 2025.

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, https://www.ftaiaviation.com/, and the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

In addition, management will host a conference call on Thursday, May 1, 2025 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register-conf.media-server.com/register/BIffe9c7ca08aa49d4bf442b45b495edf6. Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Thursday, May 1, 2025 through 11:30 A.M. on Thursday, May 8, 2025 on https://ir.ftaiaviation.com/news-events/presentations/.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including the Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the ability to close on any aircraft under letters of intent (LOI). These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@ftaiaviation.com

Media

Tim Lynch / Aaron Palash / Kelly Sullivan
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Exhibit - Financial Statements
FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Aerospace products revenue (1)	$365,063	$189,057
Lease income	68,471	53,240
Maintenance revenue	49,607	45,790
Asset sales revenue	18,939	38,607
Total revenues	502,080	326,694

Expenses
Cost of sales	248,714	142,804
Operating expenses	32,438	25,317
General and administrative	3,116	3,683
Acquisition and transaction expenses	7,292	6,179
Management fees and incentive allocation to affiliate	—	4,895
Depreciation and amortization	59,562	49,920
Asset impairment	—	962
Total expenses	351,122	233,760

Other (expense) income
Interest expense	(62,040)	(47,707)
Equity in losses of unconsolidated entities (2)	(7,614)	(667)
Other income (3)	43,941	634
Total other expense	(25,713)	(47,740)
Income before income taxes	125,245	45,194
Provision for income taxes	22,859	5,572
Net income	102,386	39,622
Less: Dividends on preferred shares	6,115	8,335
Less: Loss on redemption of preferred shares	6,327	—
Net income attributable to shareholders	$89,944	$31,287

Earnings per share:
Basic	$0.88	$0.31
Diluted	$0.87	$0.31

Weighted average shares outstanding:
Basic	102,552,436	100,245,905
Diluted	103,159,051	100,960,065

(1) Includes revenue of $100,638 and $0 for the three months ended March 31, 2025 and 2024, respectively, for sales to the 2025 Partnership.

(2) Includes the intra-entity profit elimination of $(6,950) and $0 for the three months ended March 31, 2025 and 2024, respectively, for sales to the 2025 Partnership within the Aerospace Products segment.

(3) Includes gain on sale of $10,870 and $0 for the three months ended March 31, 2025 and 2024, respectively, for sales to the 2025 Partnership within the Aviation Leasing segment.

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)
	(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$112,133	$115,116
Accounts receivable, net (1)	223,504	150,823
Inventory, net	645,163	551,156
Assets held for sale	465,725	—
Other current assets (2)	423,336	408,923
Total current assets	1,869,861	1,226,018
Leasing equipment, net	1,989,367	2,373,730
Property, plant, and equipment, net	108,054	107,451
Investments	31,400	19,048
Intangible assets, net	16,036	42,205
Goodwill	61,070	61,070
Other non-current assets	192,356	208,430
Total assets	$4,268,144	$4,037,952

Liabilities
Current Liabilities
Accounts payable	$110,802	$69,119
Liabilities held for sale	76,496	—
Accrued liabilities	142,098	96,910
Current maintenance deposits	33,748	62,552
Current security deposits	19,557	18,100
Other current liabilities	91,061	100,565
Total current liabilities	473,762	347,246
Long-term debt, net	3,642,527	3,440,478
Non-current maintenance deposits	25,510	44,179
Non-current security deposits	13,429	26,830
Other non-current liabilities	84,583	97,851
Total liabilities	$4,239,811	$3,956,584

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 102,555,975 and 102,550,975 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	$1,026	$1,026
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 6,800,000 and 11,740,000 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	68	117
Additional paid in capital	(2,044)	153,328
Retained earnings (accumulated deficit)	29,283	(73,103)
Shareholders’ equity	28,333	81,368
Total liabilities and equity	$4,268,144	$4,037,952

(1) Includes accounts receivable from the 2025 Partnership of $69,140 and $0 as of March 31, 2025 and December 31, 2024, respectively.

(2) Includes receivables from the 2025 Partnership of $34,110 and $0 as of March 31, 2025 and December 31, 2024, respectively.

Key Performance Measures

In addition to net income (loss), the Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as a key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and preferred shares and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares and interest expense, internalization fee to affiliate, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA, if any.

The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three  months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
(in thousands)	2025	2024	Change
Net income attributable to shareholders	$89,944	$31,287	$58,657
Add: Provision for income taxes	22,859	5,572	17,287
Add: Equity-based compensation expense	4,889	510	4,379
Add: Acquisition and transaction expenses	7,292	6,179	1,113
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	6,327	—	6,327
Add: Changes in fair value of non-hedge derivative instruments	—	—	—
Add: Asset impairment charges	—	962	(962)
Add: Incentive allocations	—	4,308	(4,308)
Add: Depreciation and amortization expense (1)	68,387	59,122	9,265
Add: Interest expense and dividends on preferred shares	68,155	56,042	12,113
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	41	(548)	589
Less: Equity in losses of unconsolidated entities (3)	664	667	(3)
Less: Non-controlling share of Adjusted EBITDA	—	—	—
Adjusted EBITDA (non-GAAP)	$268,558	$164,101	$104,457

(1) Includes the following items for the three months ended March 31, 2025 and 2024: (i) depreciation and amortization expense of $59,562 and $49,920, (ii) lease intangible amortization of $3,206 and $3,976 and (iii) amortization for lease incentives of $5,619 and $5,226, respectively.

(2) Includes the following items for the three months ended March 31, 2025 and 2024: (i) net loss of $664 and $667, (ii) depreciation and amortization expense of $158 and $119, and (iii) acquisition and transaction expenses of $547 and $0, respectively.

(3) Excludes the intra-entity profit elimination of $6,950 and $0 for the three months ended March 31, 2025 and 2024, respectively, for sales to the 2025 Partnership within the Aerospace Products segment.

In addition, the following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for Aerospace Products for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
(in thousands)	2025	2024	Change
Net income attributable to shareholders	$106,643	$66,433	$40,210
Add: Provision for income taxes	19,375	2,539	16,836
Add: Equity-based compensation expense	155	70	85
Add: Acquisition and transaction expenses	1,132	246	886
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—	—
Add: Asset impairment charges	—	—	—
Add: Incentive allocations	—	—	—
Add: Depreciation and amortization expense	3,584	933	2,651
Add: Interest expense and dividends on preferred shares	—	—	—
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (1)	169	(465)	634
Less: Equity in (earnings) losses of unconsolidated entities	(113)	521	(634)
Less: Non-controlling share of Adjusted EBITDA	—	—	—
Adjusted EBITDA (non-GAAP)	$130,945	$70,277	$60,668

(1) Includes the following items for the three months ended March 31, 2025 and 2024: (i) net income (loss) of $113 and $(521), and (ii) depreciation and amortization expense of $56 and $56, respectively.